UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2005

MIDAS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-13409	36-4180556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Arlington Heights Road

Itasca, Illinois 60143

(Address of Principal Executive Offices, including Zip Code)

(630) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

At its Annual Meeting held on May 10, 2005, the Company’s shareholders approved the Amended and Restated Midas, Inc. Stock Incentive Plan (the “Plan”). A copy of the Plan is filed herewith and incorporated by reference into this Item 1.01. The amendments increase the number of shares of Common Stock available for issuance under the Plan by 1,200,000 shares and specify the types and categories of financial and operational metrics for use as performance measures under Performance Awards. The Plan was not amended in any other respect.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document
10.1	Amended and Restated Midas, Inc. Stock Incentive Plan, as Amended on May 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAS, INC.

/s/ William M. Guzik.
By:	William M. Guzik
Its:	Chief Financial Officer

Date: May 13, 2005